UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2009

Foot Locker, Inc.
(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

112 West 34th Street, New York, New York		10120
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 212-720-3700

Former Name/Address
(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.	Temporary Suspension of Trading under
Registrant’s Employee Benefit Plans

     On December 28, 2009, Foot Locker, Inc. (the “Company”) sent a notice to its directors and executive officers informing them that a blackout period in connection with the change in the record keeper and investment funds of the Company’s 401(k) Plan and Puerto Rico 1165(e) Plan would begin January 15, 2010 and was expected to end during the week of February 14, 2010. A copy of the notice, as required by Section 306 of the Sarbanes-Oxley Act of 2002 and Section 245.104 of the Security and Exchange Commission’s Regulation BTR, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

     During the blackout period and for a period of two years after the ending date of the blackout period, security holders or other interested persons may obtain, without charge, information about the actual beginning and ending dates of the blackout period by contacting Sheilagh M. Clarke, Vice President, Associate General Counsel and Assistant Secretary, in writing, at Foot Locker, Inc., 112 West 34th Street, New York, NY 10120.

Item 9.01.      Financial Statements and Exhibits.

(c)	Exhibits

99.1 Notice of Blackout Period Dated December 28, 2009

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.
(Registrant)

Date: December 28, 2009	By: /s/ Gary M. Bahler
Senior Vice President, General Counsel
And Secretary